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                                  EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT

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                                                               JURISDICTION IN
SUBSIDIARY                                                    WHICH INCORPORATED
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
AmerSig Graphics, Inc........................................      Delaware
  AmerSig Southwest, Inc.....................................      Delaware
  AS Mid-America, Inc........................................      Delaware
  AS Memphis, Inc............................................      Delaware
  AmerSig Southeast, Inc.....................................      Delaware
  AmerSig Technology, Inc....................................      Delaware
CHB Holdings, Inc............................................      Delaware
  Country Harvest Buffet Restaurants, Inc....................      Delaware
Fines, Inc...................................................      Delaware
First Cove Investors, Inc....................................      Delaware
F.O. Building Corp...........................................      Delaware
Globalease, Inc..............................................      Delaware
Heller-ABB1, Inc.............................................      Delaware
Heller Air I, Inc............................................      Delaware
Heller Air II, Inc...........................................      Delaware
Heller Air III, Inc..........................................      Delaware
Heller Air IV, Ltd...........................................      Bermuda
Heller Capital Markets Group, Inc............................      Delaware
Heller Equity Capital Corporation............................      Delaware
  Amspec, L.P................................................      Delaware
  Heller Investments, Inc....................................      Delaware
  H.E. Two Corporation.......................................      Delaware
    H.E. One Corporation.....................................      Delaware
Heller Financial Leasing, Inc................................      Delaware
Heller First Capital Corp....................................      Delaware
Heller International Group, Inc..............................      Delaware
  Heller de Mexico, S.A. de C.V..............................       Mexico
  Heller International Holdings, Inc.........................      Delaware
    Heller do Brasil-Participacoes S/C, Ltda.................       Brazil
    Heller Europe Limited....................................   United Kingdom
    Heller Factoring (Singapore) Limited.....................     Singapore
    Heller Financial Services Limited........................     Australia
      Heller Reserch Pty., Limited...........................     Australia
      S.H. Lock Acceptances Limited..........................     Australia
      S.H. Lock Leasing Limited..............................     Australia
    Heller Holding France S.A................................       France
    Heller SGPS, Lda.........................................      Portugal
Heller Latin America Holdings, Inc...........................      Delaware
  Aurum-Heller Factoraje, S.A. de C.V........................       Mexico
Heller North America Holdings, Inc...........................      Delaware
Heller Real Estate Holdings, Inc.............................      Delaware
National Acceptance Company of America.......................      Delaware
Realty Holdings Co., Inc.....................................      Delaware
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  The names of all other subsidiaries of the Company are omitted because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.